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                                                                     Exhbit 10.8


                      FIRST LOAN MODIFICATION AGREEMENT



      This First Loan Modification Agreement is entered into as of April 15, 1999, by and between SYNCHRONICITY, INC., a Massachusetts corporation with its principal place of business at 201 Forest Street, Marlborough, Massachusetts 01752 (the "Borrower') and SILICON VALLEY BANK, a California chartered bank ("Bank"), with Ks principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office at Wellesley Office Park, 40 William Street Suits 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East'.

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 20, 1998, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 20,1998 Borrower and Bank (the "Loan Agreement'). The Loan Agreement established in favor of the Borrower (i) a working capital line of credit in the maximum principal amount of Nine Hundred Thousand Dollars ($900,000.00) (the "Committed Revolving Line"), and (ii) an equipment line of credit in the maximum principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "I 998 Committed Equipment Line"). Capitalized terms used but not se defined herein shall have the same meaning as in the Loan Agreement

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modification(s) to Loan Agreement.

            1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                        "Committed Revolving Line" means a credit extension of up to Nine Hundred Thousand Dollars ($900,000.00)."

                  and inserting in lieu thereof the following:

                        "Committed Revolving Line" means a credit extension of up to One Million Five Hundred Thousand Dollars ($1,500,000.00). Notwithstanding the foregoing, the availability of Advances under

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                                      -2-


                        the Committed Revolving Line shall be subject to the receipt by the Bank of satisfactory results, in the sole and absolute discretion of the Bank, of the Initial Audit of Borrowers Accounts pursuant to Section 6.3 hereof. If the results of the Initial Audit are not satisfactory to the Bank for any reason, the Bank may, at its discretion, reduce ft amount of the Committed Revolving Line, or not make any Advances hereunder, except pursuant to terms satisfactory to the Bank."

            2. All references to "Committed Equipment Line" in the Loan Agreement shall mean and refer to the "1998 Committed Equipment Line".

            3. The Loan Agreement shall be amended by deleting the following text appearing as paragraph (c) in the definition of "Eligible Accounts" in Section 1.1 thereof

                        "(c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;"

                  and inserting in lieu thereof the following:

                        "(c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed thirty-five percent (35%) of all Accounts to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;"

            4. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof.

                        "Equipment Advance" has the meaning set forth in
                        Section 2.1.2."

                  and inserting in lieu thereof the following:

                        "Equipment Advance" or "Equipment Advances" shall mean any advance made hereunder pursuant to Section 2.1.2 or
                        Section 2.1.3 hereof."

            5. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof

                        "Maturity Data" means, as applicable, the Revolving Maturity Date or the Equipment Maturity Date."


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                                      -3-


                  and inserting in lieu thereof the following:

                        "Maturity Date" means, as applicable, (i) the Revolving Maturity Date with respect to Advances pursuant to
                        Section 2.1.1; (ii) the Equipment Maturity Date for Equipment Advances pursuant to Section 2.1.2; and (iii) the 1999 Equipment Maturity Date for Equipment Advances pursuant to Section 2.1.3."

            6. The Loan Agreement shall be amended by inserting the following definitions immediately after the definition of "Negotiable Collateral" appearing in Section 1.1 thereof:

                        "1999 Committed Equipment Line" means a credit extension of up to Five Hundred Thousand Dollars ($500,000.00).

                        "1999 Equipment Availability End Date" has the meaning set forth in Section 2.1.3.

                        "1999 Equipment Maturity Date" means that date which is thirty-six (36) months from the 1999 Equipment Availability End Date."

            7. The Loan Agreement shall be amended by deleting em following definition appearing in Section 1.1 thereof:

                        "Revolving Maturity Date" means the date which is one
                        (1) year from the Closing Date."

                  and inserting in lieu thereof the following:

                        "Revolving Maturity Date' means February 19, 2000."

            8. Section 2.1.2 of the Loan Agreement shall be retitled as "1998 Equipment Advances".

            9. There are no outstanding Equipment Advances under the 1998 Committed Equipment Line. No additional Equipment Advances shall be made to Borrower under Section 2.1.2.

            10.   The Loan Agreement shall be amended by inserting after Section
                  2.1.2 thereof the Following new section entitled "1999 Equipment Advances":

                         "2.1.3 1999 Equipment Advances.

                        (a) Subject to and upon the terms and Conditions of this Agreement at any time through _____________________, 2000 (the "1999 Equipment Availability End Date"), Bank agrees to make Equipment Advances (each an "Equipment Advance" and

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                                      -4-


                        collectively, the "Equipment Advance") to Borrower under this Section 2.1.3 in an aggregate outstanding amount not to exceed the 1999 Committed Equipment Line. To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request an invoice for the equipment purchased. The Equipment Advances under this Section 2.1.3 shall be used only to purchase Equipment and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may only constitute up to Two Hundred Fifty Thousand Dollars ($250,000.00) of aggregate Equipment Advances under this Section 2.1.3.

                        (b) Interest shall accrue from the date of each Equipment Advance made pursuant to this Section 2.1.3 at a per annum rate equal to the aggregate of the Prime Rate, plus One Half of One percent (0.50%), and shall be payable monthly on the Payment Date of each month through the month in which the 1999 Equipment Availability End Date falls. Any Equipment Advances made pursuant to this Section 2.1.3 that are outstanding on the 1999 Equipment Availability End Date will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest beginning on the Payment Date of each month following the 1999 Equipment Availability End Date and ending on the 1999 Equipment Maturity Date. Equipment Advances, once repaid, may not be reborrowed.

                        (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed."

            11. The Loan Agreement shall be amended by deleting the following text appearing in the first paragraph of Section 6.3 thereof entitled "Financial Statements, Reports, Certificates":

                        "(b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion

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                                      -5-


                        on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;"

                  and inserting in lieu thereof the following:

                        "(b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;"

            12. The Loan Agreement shall be amended by deleting the following text appearing as the second paragraph of Section 6.3 thereof:

                        "Within twenty five (25) days after the last day of each month (or portion thereof) during which there are any Advances outstanding under the Committed Revolving Line, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable provided however that the Borrowing Base Certificate shall be delivered only in the event that the Borrower has requested Advances under the Committed Revolving Line."

                  and inserting in lieu thereof the following:

                        "Within in twenty-five (25) days after the last day of each month with respect to which either (i) Obligations under the Committed Revolving Line are outstanding, or
                        (ii) Advances were made, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable (by invoice date)."

            13. The Loan Agreement shall be amended by deleting the following text appearing as the fourth paragraph of Section 6.3 thereof:

                        "Bank shall have a right from time to time hereafter to audit Borrowers Accounts at Borrowers expense, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing with the first such audit to take place within one hundred eighty (1 80) days of the Closing Date."

                  and inserting in lieu thereof the following:


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                                      -6-


                        "Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted: (a) no more often than every twelve (12) months, and (b) only when either (i) Obligations under the Committed Revolving Line are outstanding or (ii) Advances were made during the preceding twelve (12) month period. Notwithstanding the foregoing, the Bank shall have the right to audit Borrower's Accounts at Borrower's expense at any time after the occurrence of an Event of Default. The initial Advance under the Committed Revolving Line shall be subject to satisfactory results, in the sole discretion of Bank, of an initial audit (the "Initial Audit") of Borrower's Accounts."

            14. The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.7, 6.8, 6.9 and 6.10 thereof.

                        "6.7 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank.

                        6.8 Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.0.

                        6.9 Liquidity Ratio/Debt Service Coverage. Borrower shall maintain, as of the last day of each calendar month either (1) a Liquidity Ratio of at least 1.50 to
                        1.0 or (ii) a Debt Service Coverage Ratio of 1.25 to 1.0 (measured for the preceding calendar quarter).

                        6.10 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than One Million Five Hundred Thousand Dollars ($1,500,000.00)."

                  and inserting in lieu thereof the following:

                        "6.7 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank, which shall include, limitation, a demand deposit account or money market account with the Bank in the minimum aggregate amount at all time, of Two Hundred Fifty Thousand Dollars ($250,000.00).

                        6.8 Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.0.

                        6.9 Liquidity Ratio/Debt Service Coverage. Borrower shall maintain, as of the last day of each calendar month either (i) a

                        Liquidity Ratio of at least 1.50 to 1.0 or (ii) a Debt Service Coverage Ratio of at least 1.25 to 1.0 (measured for the preceding calendar quarter).

                        6.10 Tangible Net Worth. Borrower shall maintain: (i) as of the last day of each quarter, a Tangible Net Worth of not less than Three Million Dollars ($3,000,000.00), and
                        (ii) on a monthly basis, as of the last day of all months which are not the last month of a quarter, a Tangible Net Worth of not less than Two Million Five Hundred Thousand Dollars ($2,500,000.00)."

            15. The Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of February 20, 1998 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

            16. The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

            17. The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.

4. FEE. Borrower shall pay to Bank a modification fee equal to Two Thousand Five Hundred Dollars ($2,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, limitation, the Indebtedness.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrowers representations, warranties, and agreements, as set forth in the Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to mod s to the existing Indebtedness pursuant to this Loan Mod Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers of

Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                 BANK:

SYNCHRONICITY, INC.                       SILICON VALLEY BANK doing business
                                          a as SILICON VALLEY EAST


By: /s/ Eugene Connolly                   By: ________________________________
    __________________________________

Name: ________________________________    Name: ______________________________

Title: _______________________________    Title:______________________________



                                          SILICON VALLEY BANK


                                          By: ________________________________

                                          Name: ______________________________

                                         Title:_______________________________
                                                (signed in Santa Clara
                                                  County, California)

CORPORATE RESOLUTIONS FOR
AMENDING LOAN ARRANGEMENT



________________________, being the Clerk of SYNCHRONICITY, INC., a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, CERTIFIES that the following resolutions were adopted

CHECK  / /  at a duly called and conducted meeting of the Directors of said corporation held on ________________________ at which a quorum was present and voting throughout.

       / / by the unanimous consent of the Directors of said corporation, the originals of which consents having been placed with the records of meetings of Directors of said corporation,

and are in conformity with the Articles of incorporation and By-Laws of said corporation (each as amended to date) and that each of the following resolutions presently is in full force and effect without change:

AMENDMENT OF LOAN ARRANGEMENT

RESOLVED,   That this corporation amend its loan arrangements) with Silicon
            Valley Bank (hereinafter, with any successor, the "Bank") in such manner as has been or is hereafter discussed and negotiated by and between the Bank on the one hand and any of the following, acting on behalf of this corporation, on the other:

Insert title, only, if
Persons to act on behalf of
corporation have titles.
otherwise, insert names.

In connection with the foregoing, each of said officers and/or persons, acting as described above, is authorized to execute, seal, acknowledge, and deliver in the name of and on behalf of this corporation such instruments, documents, and papers which relate thereto as may be appropriate, each in such form and upon such terms as the officer(s) and/or person(s) so authorized determines, such execution and delivery to be conclusive of such officer'(s) and/or person' (s) authority so to act in the name of and on behalf of this corporation.

DELEGATION OF AUTHORITY

RESOLVED,   That any one of the officers and/or persons authorized by the foregoing Resolution, acting singly, may by written instrument furnished the Bank delegate to any other officer or person the same authority which is vested singly and individually by said
            Resolution in the person(s) or officer(s) so delegating authority, which written delegation shall be in such form as may be requested by the Bank and may be subject to such restrictions and limitations as may be indicated thereon.

CONTINUATION OF AUTHORITY

RESOLVED,   That all resolutions and delegations relative to the authority of any officer or person to act on behalf of this corporation shall remain in full force and effect until the Bank's receipt of written notice of the revocation or modification of such authority from the person signing below as the Clerk of this corporation or from that person whom the Bank reasonably believes to be authorized to act in this regard on behalf of this corporation.

RATIFICATION OF PRIOR TRANSACTIONS

RESOLVED,   That all action heretofore taken on behalf of this corporation and all instruments, documents, and papers heretofore executed in the name of and on behalf of this corporation concerning this corporation's relationship with the Bank be, and they hereby are, approved, adopted, and ratified. This corporation shall indemnify, defend, and hold the Bank harmless of and from any loss, liability, or damage the Bank may suffer or incur on account of this corporation's relationship with the Bank.

REVOCATION OF INCONSISTENT RESOLUTIONS

RESOLVED,   That any and all resolutions of this corporation which may be in conflict with any of the foregoing resolutions be, and they hereby are, revoked.

RESOLVED,   That the resolutions of this corporation's Directors concerning this corporation's relationship with and borrowing from Silicon
            Valley Bank (the "Bank"), with offices at 40 William Street,
            Suite 350, Wellesley, Massachusetts 02481, pursuant to which, among other things, this corporation may be granting the Bank a security interest or other collateral in and to, and/or mortgaging, all or any portion of the assets of this corporation, be, and said resolutions are hereby approved, adopted, and incorporated herein by reference.

                     PERSONS PRESENTLY AUTHORIZED TO ACT

I further certify that the following persons presently are authorized under the preceding Resolutions to act:

Name                                              Title
_____________________________                     _____________________________

_____________________________                     _____________________________

_____________________________                     _____________________________

_____________________________                     _____________________________


      IN WITNESS WHEREOF, I have set my hand and the seal of this corporation on this _____ day of __________________, 2000.



(Corporate Seal)                          _________________________________
                                          Clerk

                                          Print Name: _______________________



      If the foregoing Resolutions confer authority upon the Clerk, this Certificate should be confirmed by another officer of the corporation.

                                    CONFIRMED: ___________________________

                                    Print Name: _____________________________

                                    Title: ___________________________________